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                                                               Exhibit 10.4

                         INDUSTRIAL REAL ESTATE LEASE

                             (MULTI-TENANT FACILITY)

ARTICLE ONE:  BASIC TERMS

        This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

        SECTION 1.01. DATE OF LEASE: June 10, 1998

        SECTION 1.02. LANDLORD (INCLUDE LEGAL ENTITY): New Goodyear, LTD., a California Limited Partnership

Address of Landlord: 9061 SANTA MONICA BLVD., LOS ANGELES, CA 90069

        SECTION 1.03. TENANT (INCLUDE LEGAL ENTITY): Micro Therapeutics, Inc., a Delaware Corporation, also known as MTI

Address of Tenant:  2 Goodyear, Irvine, California

        SECTION 1.04. PROPERTY: The Property is part of Landlord's multi-tenant real property development known as 2 Goodyear, Irvine, California (APN #:
591-014-01) and described or depicted in Exhibit "A" (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property is an approximate 43,538 square foot portion of the Project commonly known as 2 Goodyear, Unit A (See attached Exhibit "B")

        SECTION 1.05. LEASE TERM: 5 years 0 months beginning on October 1, 1998 or such other date as is specified in this Lease, and ending on September 30, 2003

        SECTION 1.06. PERMITTED USES: (See Article Five) General offices, manufacturing and distribution of medical devices and other related lawful uses.

        SECTION 1.07. TENANT'S GUARANTOR: (If none, so state) None

        SECTION 1.08. BROKERS: (See Article Fourteen) (If none, so state)

Landlord's Broker:  Voit Commercial, Trent Walker

Tenant's Broker:  Grubb & Ellis Company, Gary S. Allen

        SECTION 1.09. COMMISSION PAYABLE TO LANDLORD'S BROKER: (See Article Fourteen) Under Separate Agreement

        SECTION 1.10. INITIAL SECURITY DEPOSIT: (See Section 3.03) $38,313.14

        SECTION 1.11. VEHICLE PARKING SPACES ALLOCATED TO TENANT: (See Section 4.05)159

        SECTION 1.12. RENT AND OTHER CHARGES PAYABLE BY TENANT:

        (a) BASE RENT: Thirty Eight Thousand Three Hundred Thirteen and 14/100 Dollars ($38,313.14) per month for the first twelve (12) months, as provided in
Section 3.01, and shall be increased on the first day of the 13th, 25th, 37th, and 49th month(s) after the Commencement Date as provided in Section 3.02.

        (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02);
(ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04);
(iv) Tenant's Initial Pro Rata Share of Common Area Expenses 62.20% (See Section 4.05); (v) Impounds for Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six).

        SECTION 1.13. LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE: (See
Section 9.05) FIFTY percent (50%) of the Profit (the "Landlord's Share").

        SECTION 1.14. RIDERS: The following Riders are attached to and made a part of this Lease: (If none, so state) Rider No. 1; Option to Extend; Exhibit "A" Site Plan; Exhibit "B" Tenant Space, Exhibit "C" Tenant Improvement Plan; Exhibit "D" Approved Hazardous Materials; Exhibit "E" Encumbrances.


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ARTICLE TWO:   LEASE TERM

        SECTION 2.01. LEASE OF PROPERTY FOR LEASE TERM. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

        SECTION 2.02. DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord's non- delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Property to Tenant within sixty (60) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty
(60)-day period ends. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

        SECTION 2.03. EARLY OCCUPANCY. Landlord shall deliver the Premises upon execution of the lease. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay utilities charges only for the early occupancy period.

        SECTION 2.04. HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all rent loss which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE:  BASE RENT

        SECTION 3.01. TIME AND MANNER OF PAYMENT. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

        SECTION 3.02. COST OF LIVING INCREASES. The Base Rent shall be increased on each date (the "Rental Adjustment Date") stated in Paragraph 1.12(a) above in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for U.S. City Average, All Urban Consumers (all items Los Angeles-Riverside-Orange County on the basis of 1982-1984 = 100) (the "Index") as follows:

        (a) The Base Rent (the "Comparison Base Rent") in effect immediately before each Rental Adjustment Date shall be increased by the percentage that the Index has increased from the date (the "Comparison Date") on which payment of the Comparison Base Rent began through the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage increase between those two Indices, and the new Base Rent.


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In no event shall the new Base Rent for each Rental Adjustment date be less than three percent (3%) or more than six percent (6%) of the Base Rent in effect on the day immediately preceding the Rental Adjustment Date.

        (b) Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date. Landlord's notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten (10) days after Landlord's notice. If the format or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date. The substitute index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord's notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the Property. The costs of arbitration shall be borne equally by Landlord and Tenant.

        SECTION 3.03. SECURITY DEPOSIT; INCREASES.

        (a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

        (b) Each Time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Based Rent as the initial Security Deposit bore to the initial Base Rent.

        SECTION 3.04. TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

        SECTION 4.01. ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

        SECTION 4.02. PROPERTY TAXES.

        (a) REAL PROPERTY TAXES. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and Section 4.08 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10)-day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.


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        (b) DEFINITION OF "REAL PROPERTY TAX." "Real property tax" means: (i)
any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income ,gift, franchise, inheritance or estate taxes.

        (c) JOINT ASSESSMENT. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

        (d) PERSONAL PROPERTY TAXES.

               (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

               (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

        SECTION 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

        SECTION 4.04. INSURANCE POLICIES.

        (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord and property manager as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord and property manager may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord and property manager shall not be contributory and shall not provide primary insurance.

        (b) PROPERTY AND RENTAL INCOME INSURANCE. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property after Landlord has attempted in a good faith and reasonable manner, to cause such Lender not to require such insurance. Otherwise, Landlord shall have no right to obtain Earthquake Insurance. In no event shall Tenant be responsible for any deductible on Earthquake Insurance.


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Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000.00). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

        (c) PAYMENT OF PREMIUMS. Subject to Section 4.08, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). For insurance policies maintained by Landlord which cover improvements on the entire Project, Tenant shall pay Tenant's prorated share of the premiums, in accordance with the formula in Paragraph 4.05(e) for determining Tenant's share of Common Area costs. If insurance policies maintained by Landlord cover improvements on real property other than the Project, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this
Section 4.04. At least fifteen (15) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

        (d) GENERAL INSURANCE PROVISIONS.

            (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or adverse modification of such coverage.

            (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

            (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" or A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

            (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.


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        SECTION 4.05. COMMON AREAS; USE, MAINTENANCE AND COSTS.

        (a) COMMON AREAS. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of or access to the Property.

        (b) USE OF COMMON AREAS. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

        (c) SPECIFIC PROVISION RE: VEHICLE PARKING. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in
Section 1.11 of the Lease without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not In driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section
1.11 of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle. See Rider No 1, section 23 for additional provisions.

        (d) MAINTENANCE OF COMMON AREAS. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, as a first-class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenants' signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves; and a reasonable allowance to Landlord for Landlord's supervision of the Common Areas (tenant's pro rata share of which shall not exceed three percent (3%) of the Tenant's Base Rents for the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas.

        (e) TENANT'S SHARE AND PAYMENT. Tenant shall pay Tenant's annual pro rata share of all Common Area costs (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease by tenants, as of the date on which the computation is made.


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Tenant's initial pro rata share is set out in Paragraph 1.12(b). Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord's election, estimate in advance and charge to Tenant as Common Area costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under Section 6.04 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period.

        SECTION 4.06. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the over due amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

        SECTION 4.07. INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

        SECTION 4.08. IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12)-month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE: USE OF PROPERTY

        SECTION 5.01. PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

        SECTION 5.02. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

        SECTION 5.03. HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous


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

materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sub-lessees or invitees without the prior written consent of Landlord, excepting those Hazardous Material items listed in Exhibit
D. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

        SECTION 5.04. SIGNS AND AUCTIONS. Tenant shall not place any signs on the Property without Landlord's prior written consent, except as provided in section 15 of Rider #1. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

        SECTION 5.05. INDEMNITY. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any misrepresentation or breach of warranty by Tenant under this Lease; or
(e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents contractors and invitees, if applicable.

        SECTION 5.06. LANDLORD'S ACCESS. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant 24 hours prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

        SECTION 5.07. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX:  CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND
ALTERATIONS

        SECTION 6.01. EXISTING CONDITIONS. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

        SECTION 6.02. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning


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

or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

        SECTION 6.03. LANDLORD'S OBLIGATIONS.

        (a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair: the foundations, exterior walls and roof and other structural elements of the Property (including painting the exterior surface of the exterior walls of the Property not more often than once every five (5) years, if necessary) and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Property which are concealed or used in common by tenants of the Project. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs. If any portion of the Property or any system or equipment in the Property which Landlord is obligated to repair cannot be fully repaired or restored, Landlord shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended).

        (b) Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Paragraph 6.03(a) above as Common Area costs as provided for in Section
4.05 of the Lease. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Property in good order, condition and repair.

        SECTION 6.04. TENANT'S OBLIGATIONS.

        (a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all non-structural interior portions of the Property (including, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor, unless Landlord maintains such equipment under Section 6.03 above. If any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

        (b) Tenant shall fulfill all of Tenant's obligations under this Section
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs reasonably incurred in performing such maintenance or repair immediately upon demand.

        SECTION 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

        (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request, unless the Landlord requires removal at the time Landlord grants consent, all improvements will remain in the Premises. If consent is not required, Tenant has the right to request Landlord determine the removal requirements at such time as Tenant submits a written request to Landlord. NOTE: All initial Tenant Improvements as identified on the attached Exhibit C, shall remain in the Property upon Termination. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

        (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

        SECTION 6.06. CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear, casualty damage and condemnation, that Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Section 6.03 or under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements made without Landlord's consent or pursuant to Section 6.05 (a) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN:  DAMAGE OR DESTRUCTION

        SECTION 7.01. PARTIAL DAMAGE TO PROPERTY.

        (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

        (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or
(ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies, not to exceed $10,000, and, if the damage was due to an act


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

or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

        (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

        SECTION 7.02. SUBSTANTIAL OR TOTAL DESTRUCTION. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

        SECTION 7.03. TEMPORARY REDUCTION OF RENT. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. Except for such possible reduction in Rent, and except for damages caused by the gross negligence or intentional misconduct of Landlord or its agents, employees and contractors Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

        SECTION 7.04. WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

        If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building or 20% of the parking area in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is


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

not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

        SECTION 9.01. LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent.

        SECTION 9.02. TENANT AFFILIATE. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant or to any person or entity who acquires all or substantially all of Tenant's assets ("Tenant's Affiliate"), provided that the acquirer has the same or greater net worth as Tenant as of the date of this Lease. In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

        SECTION 9.03. NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

        SECTION 9.04. OFFER TO TERMINATE. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

        SECTION 9.05. LANDLORD'S CONSENT.

        (a) Tenant's request for consent to any transfer described in Section
9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

        (b) If Tenant assigns or subleases, the following shall apply:

               (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease (as opposed to for other Tenant assets), including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions reasonable ,legal fees not to exceed $2,000.00 and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

               (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.


        SECTION 9.06. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all sub-tenancies or succeed to the interest of Tenant as sub-landlord under any or all sub-tenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

        SECTION 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

        SECTION 10.02. DEFAULTS. Tenant shall be in material default under this
Lease:

        (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

        (b) If Tenant fails to pay rent or any other charge for a period of 5 days after written notice from Landlord which 5 day notice shall satisfy all statutory notice requirements;

        (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

        (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

        SECTION 10.03. REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

        (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of
(i) retaking possession of the Property and Recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

        (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

        (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

        SECTION 10.04.

        SECTION 10.05. AUTOMATIC TERMINATION. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

        SECTION 10.06. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN:  PROTECTION OF LENDERS

        SECTION 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may reasonably require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

        SECTION 11.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

        SECTION 11.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

        SECTION 11.04. ESTOPPEL CERTIFICATES.

        (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

        (b) If Tenant does not deliver such statement to Landlord within such ten (10)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

        SECTION 11.05. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements regularly prepared by Tenant (or any assignee or sub-tenant) to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.


ARTICLE TWELVE: LEGAL COSTS

        SECTION 12.01. LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Except to the extent Landlord is found liable in such claim or action, Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant;
(b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Except to the extent Landlord is found liable in such claim or action, Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

        SECTION 12.02. LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent. Landlord agrees to place a cap on said reasonable attorney's fees at $2,500.00 per occurrence, unless Tenant's request is of such a nature to substantially exceed $2,500.00 in reasonable attorney's fees; at which time Tenant shall be given prior notice of estimated costs, and the right to proceed or withdraw such request. Any Attorney's fees incurred as a result of a breach of any term or condition contained within this Lease shall not be subject to any cap.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

        SECTION 13.01. NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

        SECTION 13.02. LANDLORD'S LIABILITY; CERTAIN DUTIES.

        (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

        (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

        (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

        SECTION 13.03. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

        SECTION 13.04. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents' employees and, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

        SECTION 13.05. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

        SECTION 13.06. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

        SECTION 13.07. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

        SECTION 13.08. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

        SECTION 13.09. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights of interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

        SECTION 13.10. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

        SECTION 13.11. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

        SECTION 13.12. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

        SECTION 13.13. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

        SECTION 13.14. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN:  BROKERS

        SECTION 14.01. BROKER'S FEE. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord's Broker, or the sum stated in
Section 1.09 above for services rendered to Landlord by Landlord's Broker in this transaction. Landlord shall pay Landlord's Broker a commission if Tenant exercises any option to extend the Lease Term or to buy the Property, or any similar option or right which Landlord may grant to Tenant, or if Landlord's Broker is the procuring cause of any other lease or sale entered into between Landlord and Tenant covering the Property. Such commission shall be the amount set forth in Landlord's Broker's commission schedule in effect as of the execution of this Lease. If a Tenant's Broker is named in Section 1.08 above, Landlord's Broker shall pay an appropriate portion of its commission to Tenant's Broker if so provided in any agreement between Landlord's Broker and Tenant's Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker

        SECTION 14.02. PROTECTION OF BROKERS. If Landlord sells the Property, or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Article Fourteen. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord's Broker.

        SECTION 14.03. AGENCY DISCLOSURE; NO OTHER BROKERS. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: VOIT COMMERCIAL., who represents Landlord and Grubb & Ellis, who represents Tenant.

ARTICLE FIFTEEN: COMPLIANCE

        The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

        ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

        Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

                                                "LANDLORD"

Signed on _______________, 19 _____     NEW GOODYEAR LTD,

                                        a California limited partnership

                                        By:
                                           ------------------------------
                                        Its:
                                           ------------------------------

                                                  "TENANT"

Signed on _________________, 19 _____   MICRO THERAPEUTICS, INC.,

                                        A Delaware Corporation

                                        By:
                                           ------------------------------
Executive Officer                                George Wallace

                                        Its: President & Chief Executive Officer
                                             ------------------------------



                                         By:
                                            -----------------------------
                                                   Harold A. Hurwitz

                                         Its:   Chief Financial Officer
                                             -----------------------------

        IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

        THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS(R), INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS(R), INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

                             EXHIBIT "A" - SITE PLAN

                                (to be attached)

                            EXHIBIT "B" - FLOOR PLAN

                                (to be attached)

                        EXHIBIT "C" - TENANT IMPROVEMENTS

                                (to be attached)

                          EXHIBIT "D" - APPROVED HAZARDOUS MATERIALS

1. Standard office and household cleaning products

2. The materials listed on pages 1-4 attached hereto. In no event shall Tenant store quantities of more than one (1) quart of any materials or chemicals listed, excepting 70% isopropyl alcohol which is used to clean work surfaces and components.

                           EXHIBIT "E" - ENCUMBRANCES

                                (to be attached)

                        OPTION TO EXTEND TERM LEASE RIDER

This Rider is attached to and made part of that certain Lease (the "Lease") dated June 10, 1998 between, New Goodyear LTD as Landlord, and Micro Therapeutics, Inc. as Tenant, covering the Property commonly known as 2 Goodyear at Irvine California, (the "Property"). The terms used herein shall have the same definitions as set forth in the Lease. The provisions of this Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A.      OPTION(S) TO EXTEND TERM.

        1.     GRANT OF OPTION.

        Landlord hereby grants to Tenant two (2) option(s) (the "Option(s)") to extend the Lease Term for additional term(s) of three (3) years each (the "Extension(s)"), on the same terms and conditions as set forth in the Lease, but at an increased rent as set forth below. Each Option shall be exercised only by written notice delivered to Landlord at least one hundred twenty (120) days before the expiration of the Lease Term or the preceding Extension of the Lease Term, respectively. If Tenant fails to deliver Landlord written notice of exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, and at all time prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of the Lease beyond all applicable cure periods and
        (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of two (2) times during the proceeding 24th month period.

        2.     PERSONAL OPTIONS.

        The Option(s) are personal to the Tenant named in Section 1.03 of the Lease or any Tenant's Affiliate described in Section 9.02 of the Lease. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under the Lease to any entity other than a Tenant Affiliate prior to the exercise of an Option (whether with or without Landlord's consent), such Option and any succeeding Options shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease to any entity other than a Tenant Affiliate after the exercise of an Option but prior to the commencement of the respective Extension (whether with or without Landlord's consent), such Option and any succeeding Options shall lapse and the Lease Term shall expire as if such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease in accordance with
        Article 9 of the Lease after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of the Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred and only the succeeding Options shall lapse.

B.      CALCULATION OF RENT.

        The Base Rent during the Extension(s)shall be determined by one or a combination of the following methods (INDICATE METHOD UPON EXECUTION OF THE LEASE):

        [X]   1.     COST OF LIVING ADJUSTMENT (SECTION 2 , BELOW)

               Rental Adjustment Date(s): The first day of the 1st, 13th and 25th month(s) of the first and second (see Section 3.02 of the Lease) Extension(s) of the Lease Term.

               -------------------------------       --------------------------

               -------------------------------       --------------------------

               -------------------------------       --------------------------

               -------------------------------       --------------------------

        2.    COST OF LIVING ADJUSTMENT.

        The Base Rent shall be increased on the dates specified in Section B.1, above (the "Rental Adjustment Date(s)") by reference to the Index defined in Section 3.02 of the Lease or the substitute index described in Paragraph 3.02(b) of the Lease, as follows: The Base Rent in effect immediately prior to the applicable Rental Adjustment Date (the "Comparison Base Rent") shall be increased by the percentage (subject to the limitations described in Section 3.02 (a)) that the Index has increased from the month in which the payment of the Comparison Base Rent commenced through the month in which the applicable Rental Adjustment Date occurs. In no event shall the Base Rent be reduced by reason of such computation.

                                   RIDER N0. 1

THIS RIDER NO. 1 ("RIDER NO. 1") is dated for the reference purposes as June 10, 1998 and is made between New Goodyear LTD, a California Limited Partnership ("LANDLORD") and Micro Therapeutics, Inc., a Delaware Corporation, also known as MTI ("TENANT") to be a part of that certain Industrial Real Estate Lease (Multi-Tenant Net Form) of even date herewith between Landlord and Tenant (the "LEASE") concerning a portion of the Property more commonly known as 2 Goodyear at Irvine California ( the "PROPERTY"). Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

1.      CONDITION OF PROPERTY:

        Section 6.01 (Existing Conditions) of the Lease shall be amended by adding the following after the last sentence of Section 6.01:

        Subject to paragraphs 24 & 25 of this Rider No. 1 (i) Property is being leased in an "AS IS" condition with all faults, including any code violations, and (ii) Tenant has made and is relying solely on its own investigation of operative or proposed governmental laws and regulations (including, but not limited to, zoning, environmental, and land use laws and regulations) to which the Property is or may be subject, and (iii) Tenant shall rely solely upon its own investigation of the physical and environmental conditions of the Property, including subsurface conditions.

        "Landlord warrants that the mechanical, electrical, plumbing, lighting and HVAC systems will be in good working condition at the time Tenant occupies the Property and until December 1, 1998"

2.      TENANT IMPROVEMENTS:

        Landlord will provide an allowance of One Hundred Fifty Thousand and 00/100 dollars ($150,000.00) for Tenant's use in the construction of Tenant Improvements, subject to Landlord's reasonable approval of proposed Tenant Improvements in accordance with the Attached Exhibit C. Tenant shall be responsible for all plans, permits and construction. The allowance shall be funded on a construction draw basis; pro rata in the proportion that Landlord's Tenant Improvement allowance relates to the total Tenant Improvement contract cost. The final draw shall occur upon Tenant's notification to Landlord that Tenant Improvements are completed per city approved plans and specifications, signed off by the city building inspector.

        In addition to providing the allowance, Landlord will agree to paint the exterior of the building and re-surface and re-stripe the parking lot areas, at its sole cost, prior to the Commencement Date.

3.      CLEAN ROOM:

        Tenant shall be permitted to install a "Clean Room" in the Property, subject to Landlord's reasonable approval. Tenant shall be permitted to utilize all or a portion of the Tenant Improvement Allowance for the design, permitting and construction of the Clean Room. The Clean Room, including all mechanical equipment required to make it function shall, subject to Landlord's written approval, become Landlord's property at expiration of the lease or upon vacancy of the Tenant.

        All as built plans reflecting the current configuration of the space will be provided at Landlord's cost.

        MTI shall have the option to hire a licensed contractor and/or subcontractors of their choosing to complete their Clean Room and related improvements. Tenant shall be responsible for the implementation and management of all Tenant Improvement construction. Tenant shall indemnify Landlord against any labor and material liens.

4.      EARLY ACCESS:

Upon execution of the lease, Tenant shall have early access to the Property for purposes of construction of its Tenant Improvements and installing fixtures and equipment. The early access period is subject to compliance with any applicable Orange County or City of Irvine occupancy codes. Tenant shall remain responsible for utilities expenses during the early access period. The early access period will terminate and the Commencement Date shall occur on October 1, 1998, irrespective of the status of the tenant improvements.

5.

6.      RIGHT OF FIRST OFFER:

        As long as Tenant is not then in default under any of the provisions of this Lease beyond all applicable cure periods, Tenant shall have an ongoing the Right of First Offer on any adjacent space in the Project during the Lease Term, as extended. All space taken under the terms of Right of First Offer shall be at identical terms and conditions, (at the time the right is exercised) to those of the base Lease, excepting Tenant Improvement Allowance and early access. Tenant shall indicate Tenant's intent to exercise its Right of First Offer within five (5) days of the date Landlord provides written notice to Tenant, which notice shall not be given earlier than 6 months prior to space being available. The Right of First Offer is personal to the Tenant or any subsidiary or Tenant affiliate.

7.

8.      HAZARDOUS MATERIALS:

        Section 6.01 (Existing Conditions) shall be amended by adding the following after the last sentence of Section 6.01:

        If, subsequent to the date Tenant accepts possession of the Property, it is determined that there are any asbestos-containing materials or other Hazardous Materials that were located in, on or under the Property prior to Landlord's delivery of the Property to Tenant, and such materials were not installed by Tenant or any affiliate of Tenant (or any party acting under Tenant) and such materials are required by applicable law, by Landlord, or by Landlord's lender to be removed, encapsulated or otherwise treated ("Remediated"), Landlord, at Landlord's expense, shall as soon as practicable after notice thereof from Tenant, Remediate said materials.

9.      MULTIPLE DEFAULTS:

        If Tenant is in default under this Lease beyond all applicable cure periods more than one (1) time within any twelve-month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, the Security Deposit shall automatically be increased by two (2) times the original Security Deposit.

10.     AMERICANS WITH DISABILITIES ACT:

        Tenant has been advised that Tenant may be subjected to the Americans with Disabilities Act (the "ADA"), a Federal Law codified at 42 USC
        Section 12101 et seq. and Tenant covenants and warrants that Tenant will comply with all ADA requirements. Among other requirements of the ADA that could apply to the property, Title III of the ADA requires a Tenant of "public services" to provide accommodations for hearing, vision and speech impaired persons. The regulations under Title III of the ADA are codified at 28 CFR Part 36. Notwithstanding the preceeding language, Landlord shall be responsible for the cost of any and all ADA compliance requirements relating to the exterior of the Property, unless a change in use by Tenant is the cause of additional ADA compliance.

11. COMMON AREA SECTION 4.05(e) (TENANT'S SHARE AND PAYMENT) OF THE LEASE SHALL BE AMENDED BY ADDING THE FOLLOWING AFTER THE LAST SENTENCE OF
        SECTION 4.05(e):

         "Common Area Costs shall also include property management (Tenant's pro-rata share of which will be limited to 3% of the Base Rent), roof repairs and maintenance, HVAC repairs and maintenance, exterior wall repair and any other service required to keep the Property in good order, condition and repair."

12. INSURANCE POLICIES. SECTION 4.04(a) (LIABILITY INSURANCE) OF THE LEASE SHALL BE AMENDED BY ADDING THE FOLLOWING AFTER THE LAST SENTENCE OF
        SECTION 4.04(a):

        The Landlord reserves the right to limit the deductible amount, if any, for bodily/personal injury and/or property damage liability to an amount no greater than $10,000 per occurrence. The Tenant is fully responsible for payment of any deductible regardless of its amount (up to $10,000 per occurrence).

13.     RULES AND REGULATIONS:

        a) Parking or storage of vehicles overnight is prohibited, except delivery vehicles in Tenant truck wells.

        b) Absolutely no parking at any time in any areas designated as "No Parking" or "Fire Lane" or in any truck dock or ramp position not a part of the Property.

        c) Absolutely no parking of trailers, boats or any other vehicles or equipment.

        d) Absolutely no maintenance is to be performed on any trucks, automobiles, trailers or other equipment other than tire changes and safety checks.

        e) Unusual expenses created by the washing of vehicles will result in special assessment to Tenant for water and/or physical repair of the Property.

        f) Absolutely no outside storage is allowed, including but not limited to pallets, equipment, work in progress, or raw materials.

        g) Tenant shall not do or permit anything to be done which is a nuisance or interferes with any other tenant in the Project

14.     SURRENDER OF PROPERTY:

        Upon termination of the Lease, Tenant shall remove all of its Personal Property and trade fixtures. If Tenant fails to remove its personal property and fixtures upon the termination of this Lease, the same shall be deemed abandoned and shall become the property of the Landlord.

15.    SIGNAGE:

        Tenant shall have the right to install signage, at its sole cost, on the building subject to the City of Irvine regulations and Irvine Spectrum CC&R's. Tenant shall remove signage upon vacancy and restore the building surface to which the signage is affixed to its original condition.

16.     MECHANIC'S LIEN:

        Should any mechanics or other lien be filed against the Property or any part thereof by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise with ten (10) days of Tenant's receipt of notice by Landlord.

17.     FINANCIAL STRENGTH:

        Tenant covenants and warrants that as of the Commencement Date of the Lease, Tenant has the financial strength and assets to meet all of its obligations under the terms and conditions of the Lease. Tenant covenants and warrants, at the time of Lease signature, that neither Tenant nor any Tenant affiliate (other than Genyx Medical Inc or Enteric Medical Technologies, Inc.)is : 1) in default under any terms and conditions of any other lease for real property, 2) in default for any monetary obligation, 3) in foreclosure on any real property, or 4) under the protection of any bankruptcy codes.

18.     HOLD HARMLESS:

        Landlord hereby agrees to hold Tenant harmless from any injury to Landlord's employees, agents and invitees, except to the extent caused by or arising in connection with the use of the Property by Tenant or its employees, agents or invitees, Tenant's breach of this Lease, or any negligent or willful misconduct by Tenant or any of Tenant's employees, agents, or invitees.

19.     BINDING FORCE:

        Submission of this Rider is not an offer to lease or amend the Lease. This Rider shall become binding upon Landlord and Tenant only when this Rider is fully executed and delivered by Landlord. In the event Landlord does not execute and deliver the Rider, then the Rider shall be void and of no force or effect.

20.     RATIFICATION OF LEASE:

        The terms of the Lease are amended to reflect the changes set forth above. In all other respects the terms of the Lease shall be in full force and effect. In the event of any conflict between this Rider No. 1 and the Lease, the terms of this Rider No. 1 shall be deemed controlling.

21.     CAPITALIZED TERMS:

        Except as otherwise expressly provided herein, the capitalized terms and phrases in this Rider No. 1 shall have the same meanings as are given such terms in the Lease.

22.     AUTHORITY:

        If Tenant is a corporation, trust or general or limited partnership, each individual executing this Rider No. 1 on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Rider No. 1 on behalf of said entity.

23.     Truck Parking and Designated Parking:

        Notwithstanding any contrary provisions within section 4.05 ( c ), and provided that Tenant is not in violation of either City of Irvine regulations or the provisions of the CC&R's affecting the Property, Tenant may park two (2) company owned delivery vehicles within the Project.

        Landlord will permit Tenant to designate up to 14 parking spaces, proximate to Tenants entry, as either reserved or visitor spaces by indicating such on the curb face. Curb face identification shall be removed by Tenant upon vacancy of the Project. Tenant acknowledges that Landlord has no obligation to enforce Tenant's exclusive use of the designated spaces.

24.     Limitations on Tenant's Liability.

        Tenant shall not have any responsibility or liability for (i) existing violations of any federal, state, or local law relating to the Property or the Project as of the date Tenant takes possession of the Property, including, but not limited to, violations of any law relating to Hazardous Materials ("Hazardous Materials Laws"), building codes, and, with respect only to the exterior portions of the Property, the Americans with Disabilities Act of 1990, 42 U.S.C. Sections 12101 et seq. and 47 U.S.C. Sections 225 et seq. as amended from time to time, and any similar or successor federal, state, or local laws (collectively, the "ADA") (the ADA, Hazardous Materials Laws, building codes and all of the other foregoing federal, state and local laws shall be collectively referred to as "Applicable Laws"), (ii) any Hazardous Materials present in, on, under or about any part of the Property or Project as of the date Tenant takes possession of the Property or that are brought into, onto, about, or under any part of the Project (other than the Property) by anyone other than Tenant or Tenant's agents, employees, invitees or contractors, or (iii) without limiting the generality of subparts (i) and (ii) above, the cleanup, remediation, or removal of any Hazardous Materials present in, on, under or about any part of the Property or Project as of the date Tenant takes possession of the Property or that are brought into, onto, about, or under any part of the Project (other than the Property) by anyone other than Tenant or Tenant's agents, employees, invitees or contractors.

25.     Certain Representations and Warranties of Landlord.

        Notwithstanding anything in this Lease to the contrary, Landlord represents and warrants to Tenant, as of the date hereof and as of the date Tenant's initial tenant improvements are completed, that (i) there are no liens, encumbrances, leases, mortgages, deeds of trust or other encumbrances against Landlord's right, title or interest in or to the Property or Project other than as set forth on Schedule E attached hereto, and (ii) to Landlord's knowledge, there are no Hazardous Materials located in, on, under or about any part of the Property or Project.

26.     Landlord's Indemnity.

        Landlord shall defend (with counsel reasonably acceptable to Tenant), indemnify and hold harmless Tenant and is officers, directors, shareholders, subsidiaries, employees, agents and representatives from and against any and all claims, third-party claims, actions, lawsuits (including, but not limited to, claims, actions and lawsuits brought by the government or third parties), losses, harm, costs (including, but not limited to, court costs, costs of appeal, and cleanup, removal and remediation costs associated with any Hazardous Materials) liabilities, contribution claims, damages and expenses including, but not limited to, attorneys' fees and court costs, arising, whether before or after the expiration or earlier termination of this Lease, out of or in connection with the gross negligence or intentional misconduct of Landlord or its employees, contractors or agents.

27.     Damage and Destruction.

        Subject to Article Seven of this Lease, but, notwithstanding anything in this Lease to the contrary, if, within four months from receipt of building permits, Landlord does not substantially complete all repairs required by Article Seven of this Lease and deliver possession of the Property to Tenant in accordance with this Lease, then Tenant may terminate this Lease by giving Landlord written notice within thirty
        (30) days after said four month period, which termination shall be effective upon delivery of such notice. Subject to Article Seven of this Lease. Landlord shall proceed diligently and in good faith to obtain all required building permits and to repair the Property and Project.

28.     Tenant's Performance Rights.

If Landlord fails to perform any of its obligations under this Lease, including but not limited to Landlord's repair and maintenance obligations, within the applicable cure period, and such failure to perform (a) poses an immediate threat to persons or property in the interior of the Property or otherwise has a material, adverse impact on the operations or property of Tenant in the interior of the Property, and (b) continues for a period of more than fifteen (15) days after Landlord's receipt a Final Notice (as defined below), then Tenant shall have the right (but not the obligation) to perform such Landlord obligations sufficiently to eliminate such immediate threat or other material, adverse impact and to bill Landlord for the reasonable, out-of-pocket cost thereof, which Landlord shall pay to Tenant within fifteen (15) days of receipt of Tenant's bill and supporting documentation therefor. As used herein, "Final Notice" shall mean a written notice given by Tenant to Landlord after the lapse of all applicable cure periods, which notice must, in order to be effective. (i) identify with specificity the obligations that Landlord has failed to perform, and (ii) state with specificity the immediate threat to persons or property, or other material, adverse impact on the operations or property of Tenant that is caused by such failure by Landlord, and (iii) state Tenant's intention to perform such obligation(s), at Landlord's expense pursuant to this Section 28, if Landlord shall fail to do so within fifteen (15) days, and (iv) state with specificity the actions that Tenant intends to take, and the estimated cost thereof.

LANDLORD:                            TENANT:

NEW GOODYEAR LTD,                    MICRO THERAPEUTICS, INC.,
A CALIFORNIA LIMITED PARTNERSHIP     A DELAWARE CORPORATION

By:                                  By:
   -----------------------------        ---------------------------------
                                                 George Wallace

Its:                                 Title:  President and Chief Executive
   -----------------------------             Officer


                                     By:
                                        ----------------------------------
                                                 Harold A. Hurwitz

                                     Title:  Chief Financial Officer

Date:                                Date:
     ---------------------------          ---------------------------------